UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 12, 2004

Vision Bancshares, Inc.

(Name of Small Business Issuer in Its Charter)

Alabama (State of Incorporation)	333-88073 (Commission File Number)	63-1230752 (IRS Employer Identification No.)

2201 West 1st Street

Gulf Shores, Alabama 36542

(251) 967-4212

(Address and Telephone Number

of Registrant’s Principal Executive Offices)

Item 5.	Other Events and Regulation FD Disclosure.

On February 27, 2004, Vision Bancshares, Inc. (“Vision”) entered into a definitive stock purchase agreement with BancTrust Financial Group, Inc. (“BancTrust”) to acquire all of the voting stock of BancTrust’s wholly owned subsidiary bank, BankTrust of Florida, formerly Wewahitchka State Bank, located in Wewahitchka, Gulf County, Florida. Vision agreed to pay BancTrust $7.5 million in cash for all of the issued and outstanding shares of BankTrust of Florida. Vision will use proceeds from a private placement of its common stock to acquire all of the voting stock of BankTrust of Florida.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

99.1 Stock Purchase Agreement by and between Vision Bancshares, Inc. and BancTrust Financial Group, Inc., dated February 27, 2004.

99.2 Joint Press Release by Vision Bancshares, Inc. and BancTrust Financial Group, Inc., dated February 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 12, 2004

VISION BANCSHARES, INC.

/s/ William E. Blackmon

By:	William E. Blackmon
Its: Chief Financial Officer